EXHIBIT 99

NEWS RELEASE


FOR IMMEDIATE RELEASE                 Contact:  Mark F. Bradley
---------------------                           EVP, Chief Integration Officer
May 6, 2002                                     Peoples Bancorp Inc.
                                                (740) 373-3155


                  PEOPLES BANK TO ACQUIRE MALTA BANKING OFFICE
                  --------------------------------------------

      Acquisition will add $10 million in deposits and $4 million in loans

         MARIETTA, Ohio - Peoples Bancorp Inc. (Nasdaq: PEBO) announced today that one of its subsidiaries, Peoples Bank, has signed a definitive agreement to acquire a full-service banking center in Malta, Ohio, from Century National Bank of Zanesville, Ohio, a subsidiary of Park National Corporation of Newark, Ohio (Amex: PRK).
         "We are pleased to announce plans to enhance our business in Morgan County," said Robert E. Evans, Peoples' President and CEO. "Peoples Bank is excited by the opportunity to serve new customers and offer a wide selection of financial services and products. Anytime we can grow our business and efficiently leverage Peoples' investment in one of our communities, we will do it."
         At March 31, 2002, Century National Bank's Malta banking center had $4 million in loans and $10 million in total deposits, including about $3 million of core deposits (checking and savings accounts).
         "Our growing company needs quality funding sources to fuel asset growth," commented Jack Conlon, Peoples' Chief Financial Officer. "The combination of our current Morgan County offices plus Malta's customer loans and deposits will create a financial services unit with almost $20 million in loans and $27 million in total deposits."
         Peoples expects to serve Malta customers from its full-service office in neighboring McConnelsville. "Considering the proximity of the Malta office and the customer services available in our McConnelsville office, we think this is the best way we can efficiently and cost effectively serve our customer base in the Malta/McConnelsville communities," added Conlon.
         The proposed transaction is subject to regulatory approval and is anticipated to be completed in the third quarter of 2002. "For the past 100 years, Peoples has earned the reputation as a leader in community banking by providing our local communities with a personalized brand of banking, a broad choice of financial products and services, and state of the art technology, "added Evans. "Our goal is to continue expansion when and where it makes sense for our clients, associates, and shareholders."
         This release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Such risks include, but are not limited to, the interest rate environment, the effect of federal and state banking and tax regulations, the effect of technological changes, the effect of economic conditions, the ability to efficiently integrate operations, the impact of competitive products and pricing, and other risks detailed in Peoples' Securities and Exchange Commission filings. Although Peoples' management believes that the expectations in these forward-looking statements are based on reasonable assumptions within the bounds of management's knowledge of Peoples' business and operations, it is possible that actual results may differ materially from these projections.
         Peoples Bancorp is a diversified financial services company with $1.2 billion in assets. The Company's lead subsidiary is Peoples Bank, which offers complete banking products and services through 40 financial service locations and 25 ATM's in the states of Ohio, West Virginia, and Kentucky. Peoples Bank also makes available other financial services via Peoples Investment Services, which provides client-tailored solutions for fiduciary needs, investment alternatives, and other asset management needs (securities are offered exclusively through Raymond James Financial Services, member NASD/SIPC, an independent broker/dealer located at Peoples Bank). Peoples Insurance Agency provides a full set of life, property and casualty insurance products and services. Peoples Bancorp's common stock is traded through the Nasdaq National Market System under the symbol PEBO. Learn more about Peoples Bancorp or enroll in Peoples OnLine Connection internet banking service at www.peoplesbancorp.com.


                                 END OF RELEASE